EXHIBIT 16.1






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 9, 2004, of
HemaCare Corporation and are in agreement with the statements contained in the 1st sentence of the first paragraph and the statements contained in the second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

 					/s/ Ernst & Young
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                                	Ernst & Young




Copy to:
Judi Irving, CEO, HemaCare Corporation